EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80075, 33-83036, 33-52184, 33-67808, 333-12339 and
333-44233) pertaining to the 1988 Stock Option Plan, 1997 Stock Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc. and Registration Statement (Form S-3 No. 333-00054) filed in conjunction with the Company's issuance of convertible subordinated notes and in the related Prospectuses of our report dated April 22, 1998, with respect to the consolidated financial statements and schedule of Xilinx, Inc. included in this Annual Report (Form
10-K)  for  the  year  ended  March  31,  1998.





                                                        /s/  Ernst & Young LLP





San  Jose,  California
June  17,  1998